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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-64125, 333-30885 and 333-08707) on Form S-8 of The Profit Recovery Group International, Inc. of our report dated February 1, 2000 relating to the consolidated balance sheets of PRG France, S.A. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, shareholders' equity, and cash flows for the years ended December 31, 1999 and 1998, and our report dated January 31, 1998 relating to the consolidated statements of earnings and cash flows of Financiere Alma, S.A. and subsidiaries for the three months ended December 31, 1997 which reports appears in the December 31, 1999 annual report on Form 10-K of The Profit Recovery Group International, Inc.



                                              ERNST & YOUNG ENTREPRENEURS
                                              Division of E&Y Audit

Paris, France
March 29, 2000
                                              Any Antola